Agreement of Acquisition

Agreement of Acquisition, dated as of December 3, 2002, among MetaSource Group, a Nevada company, hereinafter called "MSGR"; Sitaro Group, a Delaware corporation, hereinafter called the "Acquired Company"; and the Acquired Company's stockholders, hereinafter called the "Stockholders", as listed in Appendix A.

1. Agreement of Acquisition. All of the Acquired Company's shares shall be acquired by MSGR in exchange solely for an amount of common stock of MSGR as hereinafter defined. As of the Closing Date, hereinafter defined in Article five, the shares of MSGR will be issued to the Acquired Company's stockholders on a pro rata basis of share ownership of the Company.

         Exchange of Shares. MSGR and the Stockholders agree that all of the shares of the Acquired Company shall be exchanged with MSGR for shares of MSGR common stock based on the Formula, defined hereinafter, based on the average trading price (defined hereinafter) of MSGR common stock on the day this Agreement is executed. The Formula shall be the average of the following: 5 times prior year earnings of the Acquired Company, as listed in Schedule A attached to this Agreement, and 5 times forward year earnings (defined hereinafter) of the Acquired Company. Forward year earnings shall be defined as earnings calculated in a method acceptable to the MSGR auditor for the period of twelve calendar months following the date of this Agreement. The average trading price of MSGR shares will be calculated as the sum of high and low prices as reported on finance.yahoo.com on the day this Agreement is executed divided by two. Such shares will be held in escrow by MSGR for a period of one year from the date of this Agreement. On the first anniversary of the Closing Date, additional shares will be added according to the formula above if forward year Acquired Company earnings are greater than prior year Acquired Company earnings. If forward year Acquired Company earnings are less than prior year Acquired Company earnings, the appropriate shares will be subtracted according to the formula above.


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Shares held in escrow by MSGR will secure and indemnify MSGR against a breach of warranties detailed hereinafter in Article three, sections (f) through (l) of this agreement. In the event of an alleged breach of the warranties in sections
(f) through (l) detailed in Article three, MSGR and the Stockholders will negotiate in a timely manner a reduction in the number of shares which are to be issued to Stockholders as compensation for such breach. In the event such negotiations do not produce an agreed upon reduction in the number of shares, MSGR and the Stockholders agree to submit the dispute to the American
Arbitration Association (AAA) no later than one year from the date the breach was discovered. In the event of a breach of warranties in Article three, sections (a) through (e), MSGR will have the option to terminate this agreement. At the end of one year from the Closing Date, the Stockholders will be fully vested in the MSGR shares less any amount forfeited, disputed, agreed upon or resolved by the AAA for forfeiture due to alleged breach of warranties described in Article three. Resolution of claims by the AAA will be binding on MSGR, the Acquired Company and the Stockholders.


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2.   Delivery of Shares. On the Closing Date, the Stockholders will deliver to
     MSGR certificates representing their Acquired Company shares duly endorsed with signatures guaranteed and with documentary stamps affixed at the Stockholders' expense so as to make MSGR the sole owner thereof, free and clear of all claims and encumbrances. Delivery will be made at 40 Exchange Place, #1607, NY, NY 10005.

3. Representations of Stockholders and the Acquired Company. The Stockholders and the Acquired Company represent and warrant as follows:

     a) As of the Closing Date the Stockholders will be the sole owners of the Acquired Company shares appearing of record in their names; such shares will be free from claims, liens or other encumbrances.

     b) The Acquired Company shares will constitute validly issued shares of the Acquired Company which are fully paid and nonassessable.

     c) As of the Closing Date, there will be ______________ shares of Acquired Company's stock issued and outstanding. There are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any of the Acquired Company's share capital or any security convertible into or exchangeable for any shares of the Acquired Company's capital stock or obligating the Acquired Company to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement ("Interests"). The Company has no liability for any dividends accrued but unpaid. No Acquired Company shares are reserved for issuance under any stock purchase, stock option or other benefit plan.

     d) The financial statements of the Acquired Company, as listed in Schedule A, are true and complete statements of the financial condition of the Acquired Company as of that date; there are no material liabilities, either fixed or contingent, not reflected in such financial statements other than contracts of obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of the Acquired Company as reflected in such financial statements.



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


     e) The Acquired Company is not involved in any pending litigation or governmental investigation or proceeding not reflected in the Acquired Company's financial statements or otherwise disclosed in writing to MSGR, and to the knowledge of the Acquired Company or the Stockholders, no litigation or governmental investigation or proceeding is threatened against the Acquired Company.

     f) Since October 31, 2002, there have not been, and prior to the Closing Date there will not be, any material changes in the financial condition of the Acquired Company, except changes arising in the ordinary course of business.

     g) Intellectual Property. The Acquired Company owns, or has the irrevocable right to use, sell or license all of its Intellectual Property Rights (as defined below, the "IP Rights"), necessary or required for the conduct of its business as presently conducted, and such rights to use, sell, or license are sufficient for such conduct of its business. Further, the Acquired Company is the legal and beneficial owner of all its IP Rights. Any and all intellectual property held by the Acquired Company is owned outright, free and clear of any claims, liens, security interests, mortgages, encumbrances or obligations by the Acquired Company. The Acquired Company is currently taking reasonable and practicable steps designed to protect, preserve, and maintain the secrecy and confidentiality of all material Acquired Company IP Rights and all of Acquired Company's proprietary rights therein. All officers, employees, agents, and consultants of the Acquired Company having access to proprietary information agree not to disclose such information to any third parties. IP Rights, as used herein, means, collectively, all worldwide industrial and intellectual property rights, including but not limited to patents, patent applications, patent rights, trademarks, trademark applications, trade names, trade dress, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, manuals, memoranda and records.

     h) As of the Closing Date, the Acquired Company will be in good standing as a ___________________________ Company.

     i) As of the Closing Date, the Acquired Company will have in effect all fire, casualty and liability and other relevant insurance policies.

     j) There will be no dividends of the Acquired Company declared and unpaid on any shares of any class of capital stock as of the Closing Date.

     k) Prior to the Closing Date, the Acquired Company warrants that it will not make or become a party to any contract or commitment, or renew, extend, amend or modify any contract or commitment, except in the ordinary course of business.

     l) The Acquired Company and the Stockholders are duly authorized to execute this agreement.

4.   Representations of MSGR. MSGR represents and warrants as follows:

     a) As of the Closing Date, the MSGR shares to be delivered to the Stockholders will constitute valid and legally issued shares of MSGR, fully paid and nonassessable.

     b)  The officers of MSGR are duly authorized to execute this agreement.

     c) MSGR is not involved in any pending litigation or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to the Stockholders.

     d) As of the Closing Date, MSGR will be in good standing as a Nevada corporation.

5. Closing Date. The Closing Date of this transaction will be no later than 60 days from the execution of this Agreement, subject to the Conditions to Closing, defined hereinafter. Until such date shares will not be exchanged. The Conditions to Closing shall be defined as:

     1. Satisfactory reconciliation of Acquired Company bank statements and other materials with Schedule A attached to this Agreement. The Stockholders shall provide such materials no later than four weeks prior to the Closing Date.

6. Prohibited Acts. From the date this agreement is executed to the Closing Date, the Acquired Company agrees not to do any of the following:

     a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock;

     b) Issue any stock or other securities, including any right or option to purchase or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness not in the usual course of business.

     c) Make capital expenditures in excess of that made in the normal course of business, except with the consent of MSGR.

7. Delivery of Records. The Stockholders agree that on or before the Closing Date they will cause to be delivered to MSGR such corporate records or other documents as MSGR may request in order to effectuate the transaction contemplated by this agreement.

8. Dilution of Shares. The Acquired Company consents and acknowledges that MSGR may authorize and/or issue additional common shares, preferred shares, or warrants to purchase common shares of MSGR prior to, at or subsequent to the Closing Date. The Acquired Company and Stockholders acknowledge that the MSGR common shares held by the Stockholders may experience a dilution in their percentage of ownership in MSGR as a result of issuance by MSGR of additional shares.

9. Tax-Free Reorganization. The transactions contemplated herein shall be treated as a tax-free plan of reorganization under Section 368(a) of the Internal Revenue Code, the MSGR shares issued in this transaction will be issued solely in exchange for the shares held by the Stockholders, and no other transaction shall be an adjustment to the consideration between the parties to this agreement for the transactions contemplated hereby. Further, no consideration which would constitute "other property" within the meaning of Section 356(a) of the Internal Revenue Code is being transferred by the parties as consideration pursuant to this agreement. The parties shall not take a position on any tax return or before any taxing authority that is inconsistent with this Article 9, unless otherwise required by a final and binding judicial or governmental determination of competent jurisdiction. Neither MSGR nor the Acquired Company represents or warrants that the transactions contemplated herein will qualify as a reorganization under the Internal Revenue Code.

10. Good and Marketable Title. After acquiring the Acquired Company, MSGR shall have good and marketable title and/or licenses or rights to use all of the Acquired Company's tangible and intangible assets including, but not limited to, intellectual properties necessary or required to successfully develop and commercially exploit the Acquired Company's business.

11. Acquisition Intent of Shareholders. Stockholders are acquiring the MSGR shares for their own accounts and not with an intention of distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended ("Securities Act"). Each of the Stockholders represents and confirms to MSGR that he or she (i) is an accredited investor within the meaning of Rule 501(a) pursuant to the Securities Act or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(h) pursuant to the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Buyer's securities; (ii) is aware of the limits on resale of the MSGR shares imposed because of the nature of the transactions contemplated herein, including, but not limited to, restrictions specified by Rule 144 promulgated by the Securities and Exchange Commission; and (iii) is receiving the MSGR shares without registration pursuant to the Securities Act, in reliance on the exemption from registration specified in Section 4(2) of the Securities Act for investment, and without any intent to sell, resell, or otherwise distribute the MSGR shares in any manner that is in violation of the Securities Act. The certificates representing the MSGR shares, when delivered to the Stockholders, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933. THOSE SECURITIES MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER AND ITS COUNSEL THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF THAT ACT."

     Each Stockholder agrees not to attempt any transfer of any of the MSGR shares without first complying with the substance of that legend and agrees that the satisfaction of MSGR may, if MSGR so requests, depend in part upon an opinion of counsel acceptable in form and substance to MSGR, a no-action letter of the United States Securities and Exchange Commission, or equivalent evidence. Each of the Stockholders acknowledges, without limitation, that the foregoing agreement and representation shall apply to the MSGR shares issued to such Stockholders.

12. Notices. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed, if mailed, postage prepaid, united states certified mail, to the following addresses:

MetaSource Group, Inc.
40 Exchange Place, Suite 1607
New York, NY 10005
Attention of Courtney Smith, President

Stockholders: c/o ________________________________________,


-----------------------------------, -------------------------.


13. Successors. This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

14. Indemnification. The Acquired Company shall save MSGR harmless from and against and shall indemnify MSGR for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Acquired Company or any of Acquired Company's agents, employees, or other representatives, committed prior to the subject acquisition, and Acquired Company shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If MSGR is sued in any court for damages by reason of any of the acts of Acquired Company, Acquired Company or such other party shall defend the resulting action (or cause same to be defended) at Acquired Company's expense and shall pay and discharge any judgment that may be rendered in any such action; if Acquired Company fails or neglects to so defend in such action, MSGR may defend such action and any expenses, including reasonable attorneys' fees, which MSGR may pay or incur in defending such action and the amount of any judgment which MSGR may be required to pay shall be promptly reimbursed by Acquired Company upon demand by MSGR.

15. Governing Law. This agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to its provisions concerning choice of laws or choice of forum. The parties hereby irrevocably submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in New York and agree and consent that services of process may be made upon it in any legal proceedings relating hereto by any means allowed under state or federal law.

         Executed in multiple counterparts, each of which shall be deemed a duplicate original, as of the date first above written.

                                                         MetaSource Group, Inc.

Corporate seal
Attest:                                         by: /s/ Courtney Smith
                                                    ---------------------------
                                                        Courtney Smith
/s/ illegible
----------------------------
Secretary

                                                               Sitaro Group

Corporate seal
Attest:                                         by: /s/ Neil Callahan
                                                    ---------------------------
                                                        Neil Callahan

                                                Bt: /s/ Devon Archer
                                                    ---------------------------
                                                        Devon Archer

                                                                      Appendix A

Shares Outstanding of Company: ______________
Shares Held in Treasury: _____________________
Stockholders of Record:
Name: ____________________________________           Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________
Name: ____________________________________  Shares Owned: __________